As filed with the Securities and Exchange Commission on  November 9, 1998
                                                    Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933


                             ADEPT TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)


        California                                       94-2900635
----------------------------                -----------------------------------
 (State of incorporation                    (I.R.S. Employer Identification No.)


                              150 Rose Orchard Way
                           San Jose, California 95134
   (Address, including zip code, of Registrant's principal executive offices)


                       1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                 BETSY A. LANGE
                            Vice President, Finance
                          and Chief Financial Officer
                             ADEPT TECHNOLOGY, INC.
                              150 Rose Orchard Way
                           San Jose, California 95134
                                 (408) 434-5012
(Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                             ROBERT P. LATTA, ESQ.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                              Palo Alto, CA 94304
                                 (650) 493-9300

                      CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                    Proposed        Proposed
                                                     Maximum         Maximum
  Title of Each Class              Amount           Offering        Aggregate      Amount of
   of Securities to                to be              Price         Offering      Registration
    be Registered                Registered         Per Share        Price            Fee
----------------------------------------------------------------------------------------------
Common Stock, no par value    3,600,000 shares     $6.125(1)      $22,050,000.00   $6,129.90

==============================================================================================


(1)  Estimated  in  accordance  with Rule  457(c)  solely for the  purpose of  calculating  the registration  fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on November 2, 1998.

===============================================================================================

             PART II: INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         Thereare hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Adept Technology, Inc. is referred to herein as the "Registrant"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, filed September 28, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Registrant's Proxy Statement dated October 5, 1998 relating to the Company's 1998 Annual Meeting of Shareholders;

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed October 31, 1995 pursuant to Section 12(g) of the 1934 Act; and

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and
(v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities Exchange Act of 1934, as amended. The Registrant has entered into Indemnification Agreements with its directors and executive officers.

         At present,  there is no pending  litigation or proceeding  involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

           Exhibit
           Number                           Documents
      -------------------  -----------------------------------------------------

            4.1            1998  Employee   Stock  Purchase  Plan  and  form  of
                           agreement thereunder

            5.1 Opinion of counsel as to legality of securities being registered

            23.1           Consent of Counsel (contained in Exhibit 5.1)

            23.2           Consent of Independent Auditors

            24.1           Power of Attorney (see page II-5)

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 9, 1998.


                               ADEPT TECHNOLOGY, INC.


                               By:  /s/ Betsy A. Lange
                                    ----------------------------------------
                                    Betsy A. Lange, Vice President, Finance
                                    and Chief Financial Officer

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian R. Carlisle and Betsy A. Lange, each of them, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                 Title                        Date
----------------------    -----------------------------     ----------------

/s/  Brian R. Carlisle    Chairman of the Board and         November 9, 1998
----------------------    Chief Executive Officer
(Brian R. Carlisle)       (Principal Executive Officer)


/s/  Betsy A. Lange       Vice President, Finance and       November 9, 1998
----------------------    Chief Financial Officer
(Betsy A. Lange)          (Principal Financial and
                          Accounting Officer)

/s/ Bruce E. Shimano      Vice President, Research and      November 9, 1998
---------------------     Development, Secretary
(Bruce E. Shimano)        and Director


/s/ Ronald E.F. Codd      Director                          November 9, 1998
---------------------
(Ronald E.F. Codd)

/s/  Michael P. Kelly     Director                          November 9, 1998
---------------------
(Michael P. Kelly)

/s/ Cary R. Mock          Director                          November 9, 1998
---------------------
(Cary R. Mock)

/s/  John E. Pomeroy      Director                          November 9, 1998
---------------------
(John E. Pomeroy)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       ___________________________________

                                    EXHIBITS
                       ___________________________________


                       Registration Statement on Form S-8

                             Adept Technology, Inc.

                                November 9, 1998

                                INDEX TO EXHIBITS

  Exhibit
  Number                            Exhibit
  ------                            -------

   4.1         1998  Employee   Stock   Purchase  Plan  and  form  of  agreement
               thereunder

   5.1         Opinion  of Wilson  Sonsini  Goodrich  & Rosati,  a  Professional
               Corporation

   23.1        Consent of Independent Accountants

   23.2        Consent of Counsel (included in Exhibit 5.1)

   24.1        Power of Attorney (see page II-5)